Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585
DaVita Inc. COVID-19 Response Efforts and 1st Quarter 2020 Results
Denver, Colorado, May 5, 2020 — During the first quarter of 2020, DaVita Inc. (NYSE: DVA) took significant steps to respond to the novel coronavirus (COVID-19) pandemic while continuing to provide high-quality care for its patients whose lives depend on receiving dialysis treatment multiple times each week.

During this time of great challenge, our top priorities continue to be the health, safety and well-being of our patients, teammates and physician partners and helping to ensure that our patients have the ability to maintain continuity of care throughout this crisis, whether in the inpatient, in-center or home setting. Throughout this crisis, we are working to support our communities and help preserve precious hospital resources. We have been collaborating with the U.S. Department of Health and Human Services, the Centers for Medicare and Medicaid Services, Centers for Disease Control and Prevention, and dialysis providers nationwide to help ensure that the dialysis community is able to support dialysis patients nationwide.

“I am proud and humbled by the amazing efforts of our 65,000 teammates around the world,” said Javier Rodriguez, CEO of DaVita Inc., “I offer my deepest gratitude to them all, especially to our caregiving teammates and physician partners working heroically to provide life-sustaining therapy to approximately 238,000 dialysis patients globally.”
In addition, the Company announced financial and operating results for the first quarter ended March 31, 2020.
Financial results for the quarter ended March 31, 2020
First quarter 2020 highlights:

•	Consolidated revenues of $2.841 billion.

•	Operating income of $465 million or 16.4% operating margin.

•	Diluted earnings per share from continuing operations of $1.81 and adjusted diluted earnings per share from continuing operations of $1.83.

•	Operating cash flow from continuing operations of $360 million and free cash flow from continuing operations of $184 million.

•	Repurchased 4,052,298 shares of our common stock at an average cost of $74.81 per share.

	Three months ended March 31,
	2020	2019
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$230	$120
Diluted per share	$1.81	$0.72
Adjusted net income from continuing operations(1)	$232	$152
Diluted per share adjusted(1)	$1.83	$0.91
Net income	$240	$149
Diluted per share	$1.89	$0.90

	Three months ended March 31,
	2020		2019
	Amount	Margin	Amount	Margin
Operating income:	(dollars in millions)
Operating income	$465	16.4%	$341	12.4%
Adjusted operating income(1)	$465	16.4%	$382	13.9%

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 15.
U.S. dialysis metrics:
Volume: Total U.S. dialysis treatments for the first quarter of 2020 were 7,513,321, or an average of 96,821 treatments per day, representing a per day increase of 1.6% over the first quarter of 2019. Normalized non-acquired treatment growth in the first quarter of 2020 as compared to the first quarter of 2019 was 2.3%.

	Three months ended		Quarter change
	March 31, 2020	December 31, 2019
Per treatment metrics:
Revenue	$347.54	$348.31	$(0.77)
Patient care costs	$237.35	$237.44	$(0.09)
General and administrative	$27.14	$27.27	$(0.13)
Primary drivers of the changes in the table above were as follows:
Revenue: The change was primarily due to a Medicare rate decline related to calcimimetics and a seasonal decrease from co-insurance and deductibles, partially offset by increases in base Medicare rates in 2020 and seasonally higher inpatient dialysis service revenue.
Patient care costs: The change was primarily due to decreases in other direct operating expenses associated with our dialysis centers and pharmaceutical unit costs, partially offset by increases in labor and benefits costs, payroll taxes and pharmaceutical intensity.
General and administrative: The change was primarily due to decreases in long-term incentive compensation expense and professional fees, partially offset by increases in payroll taxes and labor costs.
Certain items impacting the quarter:
Share repurchases: The following table summarizes repurchases of our common stock during the quarter ended March 31, 2020:

	Three months ended March 31, 2020
	Shares repurchased	Amount paid (in millions)	Average paid per share
Open market repurchases	4,052,298	$303	$74.81
Subsequent to March 31, 2020 through May 4, 2020, we have not repurchased any shares of our common stock. As of May 4, 2020, we have a total of $1.400 billion available for additional share repurchases under our current repurchase authorization. Although this share repurchase authorization does not have an expiration date, we remain subject to share repurchase limitations, including under the terms of our senior secured credit facilities and the indentures governing our senior notes.
Non-GAAP adjustments to net income:
Debt refinancing charges: On February 13, 2020, we entered into an amendment to our credit agreement to refinance the senior secured Term Loan B with a senior secured Term Loan B-1 that bears interest at a rate equal to LIBOR plus an applicable margin of 1.75% and matures on August 12, 2026. No additional debt was incurred, nor any additional proceeds received, by us in connection with this refinancing. As a result of this transaction we recognized debt refinancing charges of $3 million in the quarter ended March 31, 2020. These charges primarily represent fees incurred on this transaction.
Financial and operating metrics:

	Three months ended March 31,
	2020	2019
Cash flow:	(dollars in millions)
Operating cash flow	$360	$141
Operating cash flow from continuing operations	$360	$73
Free cash flow from (used in) continuing operations (1)	$184	$(119)

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 15.

Three months ended March 31, 2020
Effective income tax rate on:
Income from continuing operations	24.8%
Income from continuing operations attributable to DaVita Inc.	28.5%
Adjusted income from continuing operations attributable to DaVita Inc.(1)	28.5%

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 15.
Center activity: As of March 31, 2020, we provided dialysis services to a total of approximately 238,000 patients at 3,054 outpatient dialysis centers, of which 2,772 centers were located in the United States and 282 centers were located in ten countries outside of the United States. During the first quarter of 2020, we opened a total of 22 new dialysis centers, acquired two centers and closed five dialysis centers in the United States. We also opened three new dialysis centers, acquired 22 dialysis centers and closed two dialysis centers outside of the United States during the first quarter of 2020.

Outlook:
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary materially from these forward-looking measures. In particular, the widespread impact of the COVID-19 pandemic continues to generate significant risk and uncertainty, and as a result, our future results could vary materially from the guidance provided below. We do not provide guidance for diluted net income from continuing operations per share attributable to DaVita Inc., effective income tax rate on income from continuing operations or free cash flow from continuing operations on a basis consistent with United States generally accepted accounting principles (GAAP) nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including refinancing charges and foreign currency fluctuations, which may be significant. The guidance for effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. also excludes the amount of third party owners' income and related taxes attributable to non-tax paying entities.

	Current 2020 guidance
	Low	High
	(dollars in millions, except per share data)
Revenue	$11,500	$11,700
Operating income margin	13.0%	14.0%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	28.0%	29.5%
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$5.75	$6.25
Capital expenditures from continuing operations	$700	$750
Free cash flow from continuing operations	$600	$800
We will be holding a conference call to discuss our results for the first quarter ended March 31, 2020, on May 5, 2020, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for "forward-looking statements" provided by the PSLRA. These forward-looking statements include, among other things, DaVita's response to and the expected future impacts of COVID-19, statements about our balance sheet and liquidity, our expenses, revenues, billings and collections and future results, potential need, ability or willingness to use any funds under the CARES Act or other government programs, availability of supplies, treatment volumes, number of percentage or patients under commercial insurance, and overall impact on our patients, as well as statements related to our guidance and expectations for future periods and the assumptions underlying any such projections. Without limiting the foregoing, statements including the words "expect," "intend," "will," “could,” "plan," "anticipate," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on DaVita's current expectations and are based solely on information available as of the date of this release. DaVita undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise. Actual future events and results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:

•
the impact of the dynamic and rapidly evolving COVID-19 pandemic, including, without limitation, on our patients, teammates, physician partners, suppliers, business, operations, reputation, financial condition and results of operations, the government’s response to the COVID-19 pandemic, and the consequences of an economic downturn resulting from the impacts of COVID-19, any of which may also have the effect of heightening many of the other risks and uncertainties discussed below;

•	our need, ability and willingness to utilize any funds received under the CARES Act or subsequent legislation, and the consequences of our decisions with respect thereto;

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number or percentage of our patients under such plans, including without limitation as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•
the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans, or other material impacts to our business; or our making incorrect assumptions about how our patients will respond to any such developments;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs and the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation, regulation, ballot, executive action or other initiatives, including such initiatives related to healthcare and/or labor matters;

•
the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current healthcare marketplace;

•
our ability to successfully implement our strategy with respect to home-based dialysis, including maintaining our existing business and further developing our capabilities in a complex and highly regulated environment;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•	legal and compliance risks, such as our continued compliance with complex government regulations;

•	continued increased competition from dialysis providers and others, and other potential marketplace changes;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;

•
uncertainties related to potential payments and/or adjustments under certain provisions of the equity purchase agreement for the sale of our DaVita Medical Group (DMG) business, such as post-closing adjustments and indemnification obligations;

•
the variability of our cash flows, including without limitation any extended billing or collections cycles; the risk that we may not be able to generate or access sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;

•
factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, as well as our use of a considerable amount of available funds to repurchase stock;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets; and

•
uncertainties associated with the other risk factors set forth in DaVita Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019, and the risks and uncertainties discussed in any subsequent reports that DaVita has filed or furnished with the SEC from time to time.

The financial information presented in this release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data)

	Three months ended March 31,
	2020	2019
Dialysis patient service revenues	$2,713,281	$2,629,689
Other revenues	127,956	113,423
Total revenues	2,841,237	2,743,112
Operating expenses and charges:
Patient care costs	1,975,449	1,964,935
General and administrative	263,576	250,813
Depreciation and amortization	154,679	148,528
Equity investment income	(17,843)	(2,708)
Goodwill impairment charges	—	41,037
Total operating expenses and charges	2,375,861	2,402,605
Operating income	465,376	340,507
Debt expense	(88,603)	(131,519)
Debt refinancing charges	(2,948)	—
Other (loss) income, net	(4,350)	6,940
Income from continuing operations before income taxes	369,475	215,928
Income tax expense	91,560	56,746
Net income from continuing operations	277,915	159,182
Net income from discontinued operations, net of tax	9,980	30,305
Net income	287,895	189,487
Less: Net income attributable to noncontrolling interests	(48,302)	(40,198)
Net income attributable to DaVita Inc.	$239,593	$149,289
Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations per share	$1.84	$0.72
Basic net income per share	$1.92	$0.90
Diluted net income from continuing operations per share	$1.81	$0.72
Diluted net income per share	$1.89	$0.90
Weighted average shares for earnings per share:
Basic	124,901,671	166,387,958
Diluted	126,894,847	166,780,657
Amounts attributable to DaVita Inc.:
Net income from continuing operations	$229,613	$120,254
Net income from discontinued operations	9,980	29,035
Net income attributable to DaVita Inc.	$239,593	$149,289

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2020	2019
Net income	$287,895	$189,487
Other comprehensive income, net of tax:
Unrealized losses on interest rate cap agreements:
Unrealized losses	(13,018)	(580)
Reclassifications of net realized losses into net income	1,623	1,606
Unrealized losses on foreign currency translation:
Foreign currency translation adjustments	(81,632)	(13,653)
Other comprehensive loss	(93,027)	(12,627)
Total comprehensive income	194,868	176,860
Less: Comprehensive income attributable to noncontrolling interests	(48,302)	(40,198)
Comprehensive income attributable to DaVita Inc.	$146,566	$136,662

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$287,895	$189,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154,679	148,528
Impairment charges	—	41,037
Debt refinancing charges	884	—
Stock-based compensation expense	19,870	12,110
Deferred income taxes	103,301	41,372
Equity investment loss, net	(9,482)	(337)
Other non-cash charges, net	5,055	1,720
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(32,966)	(132,292)
Inventories	1,835	3,324
Other receivables and other current assets	(24,965)	1,199
Other long-term assets	2,673	(1,997)
Accounts payable	(24,045)	(38,537)
Accrued compensation and benefits	(96,428)	(173,583)
Other current liabilities	3,982	17,236
Income taxes	(32,616)	32,502
Other long-term liabilities	709	(465)
Net cash provided by operating activities	360,381	141,304
Cash flows from investing activities:
Additions of property and equipment	(154,942)	(198,878)
Acquisitions	(34,107)	(11,274)
Proceeds from asset and business sales	31,518	13,903
Purchase of debt investments held-to-maturity	(5,049)	(209)
Purchase of other debt and equity investments	(2,633)	(3,290)
Proceeds from debt investments held-to-maturity	5,049	—
Proceeds from sale of other debt and equity investments	3,268	3,302
Purchase of equity method investments	(6,174)	(4,067)
Distributions from equity method investments	445	155
Net cash used in investing activities	(162,625)	(200,358)
Cash flows from financing activities:
Borrowings	570,779	17,133,464
Payments on long-term debt and other financing costs	(104,942)	(16,776,267)
Purchase of treasury stock	(321,798)	—
Distributions to noncontrolling interests	(58,131)	(44,230)
Stock award exercises and other share issuances, net	2,397	1,517
Contributions from noncontrolling interests	9,387	18,947
Purchases of noncontrolling interests	(700)	(8,480)
Net cash provided by financing activities	96,992	324,951
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(14,978)	(921)
Net increase in cash, cash equivalents and restricted cash	279,770	264,976
Less: Net increase in cash, cash equivalents and restricted cash from discontinued operations	—	118,962
Net increase in cash, cash equivalents and restricted cash from continuing operations	279,770	146,014
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	1,208,718	415,420
Cash, cash equivalents and restricted cash of continuing operations at end of the year	$1,488,488	$561,434

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except share data)

	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$1,381,764	$1,102,372
Restricted cash and equivalents	106,724	106,346
Short-term investments	9,376	11,572
Accounts receivable	1,820,132	1,795,598
Inventories	95,685	97,949
Other receivables	519,081	489,695
Prepaid and other current assets	59,853	66,866
Income tax receivable	31,324	19,772
Total current assets	4,023,939	3,690,170
Property and equipment, net of accumulated depreciation of $4,092,166 and $3,969,566, respectively	3,445,423	3,473,384
Operating lease right-of-use assets	2,847,776	2,830,047
Intangible assets, net of accumulated amortization of $84,643 and $81,922, respectively	117,953	135,684
Equity method and other investments	254,499	241,983
Long-term investments	34,657	36,519
Other long-term assets	94,030	115,972
Goodwill	6,778,023	6,787,635
	$17,596,300	$17,311,394
LIABILITIES AND EQUITY
Accounts payable	$340,092	$403,840
Other liabilities	757,784	756,174
Accrued compensation and benefits	596,999	695,052
Current portion of operating lease liabilities	356,033	343,912
Current portion of long-term debt	146,318	130,708
Income tax payable	23,520	42,412
Total current liabilities	2,220,746	2,372,098
Long-term operating lease liabilities	2,734,370	2,723,800
Long-term debt	8,442,136	7,977,526
Other long-term liabilities	161,940	160,809
Deferred income taxes	675,728	577,543
Total liabilities	14,234,920	13,811,776
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,228,036	1,180,376
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000,000 shares authorized; 125,857,178 and 121,804,880 shares issued and outstanding at March 31, 2020, respectively and 125,842,853 shares issued and outstanding at December 31, 2019)	126	126
Additional paid-in capital	720,053	749,043
Retained earnings	1,671,331	1,431,738
Treasury stock (4,052,298 and zero shares, respectively)	(303,139)	—
Accumulated other comprehensive loss	(140,525)	(47,498)
Total DaVita Inc. shareholders' equity	1,947,846	2,133,409
Noncontrolling interests not subject to put provisions	185,498	185,833
Total equity	2,133,344	2,319,242
	$17,596,300	$17,311,394

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
1. Consolidated business metrics:
Operating income margin	16.4%	16.0%	12.4%
Adjusted operating income margin excluding certain items(1)(3)	16.4%	16.0%	13.9%
General and administrative expenses as a percent of consolidated revenues(2)	9.3%	9.6%	9.1%
Effective income tax rate on income from continuing operations	24.8%	21.4%	26.3%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	28.5%	25.2%	32.0%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	28.5%	25.2%	30.1%

2. Summary of financial results:
Revenues:
U.S. net dialysis patient services and other	$2,617	$2,687	$2,547
Other—Ancillary services
U.S. other	124	122	109
International net dialysis patient service and other	137	132	120
	261	255	230
Eliminations	(36)	(43)	(34)
Total consolidated revenues	$2,841	$2,899	$2,743
Operating income (loss):
U.S. dialysis	$492	$508	$417
Other—Ancillary services
U.S.	(19)	(21)	(15)
International(4)	17	2	(43)
	(3)	(19)	(58)
Corporate administrative support expenses	(24)	(27)	(19)
Total consolidated operating income	$465	$463	$341

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
3. Summary of reportable segment financial results:

U.S. dialysis
Revenue:
Net dialysis patient service revenues	$2,611	$2,676	$2,542
Other revenues	5	11	5
Total operating revenues	2,617	2,687	2,547
Operating expenses:
Patient care costs	1,783	1,824	1,797
General and administrative	204	209	197
Depreciation and amortization	146	150	141
Equity investment income	(9)	(5)	(5)
Total operating expenses	2,125	2,179	2,130
Segment operating income	$492	$508	$417

4. U.S. dialysis business metrics:
Volume:
Treatments	7,513,321	7,681,462	7,297,460
Number of treatment days	77.6	79.4	76.6
Average treatments per day	96,821	96,744	95,267
Per day year over year increase	1.6%	1.7%	2.9%
Normalized non-acquired treatment growth year over year(5)	2.3%	2.1%	2.4%
Operating net revenues:
Average patient service revenue per treatment	$347.54	$348.31	$348.37
Expenses:
Patient care costs per treatment	$237.35	$237.44	$246.29
General and administrative expenses per treatment	$27.14	$27.27	$27.00
Accounts receivable:
Net receivables	$1,668	$1,671	$1,794
DSO	59	58	64

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
5. Cash flow:
Operating cash flow	$360	$681	$141
Operating cash flow from continuing operations	$360	$678	$73
Operating cash flow from continuing operations, last twelve months	$2,260	$1,973	$1,348
Free cash flow from continuing operations(1)	$184	$415	$(119)
Free cash flow from continuing operations, last twelve months(1)	$1,429	$1,127	$372
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$82	$130	$80
Development and relocations	$73	$89	$99
Acquisition expenditures	$34	$24	$10
Proceeds from sale of self-developed properties	$27	$19	$12

6. Debt and capital structure:
Total debt(6)	$8,657	$8,181	$10,512
Net debt, net of cash and cash equivalents(6)	$7,275	$7,079	$10,053
Leverage ratio (see calculation on page 14)	3.17x	3.08x	4.62x
Weighted average effective interest rate:
During the quarter	4.35%	4.55%	5.16%
At end of the quarter	3.75%	4.46%	5.14%
On the senior secured credit facilities at end of the quarter	2.78%	3.93%	5.00%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	42%	44%	46%
Debt with rates fixed by its terms or capped by cap agreements	82%	87%	79%
Amount spent on share repurchases	$303	$542	$—
Number of shares repurchased	4,052,298	8,368,506	—
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)	General and administrative expenses includes certain corporate support, long-term incentive compensation and advocacy costs.

(3)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated revenues.

(4)
The reported operating income (loss) for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, include approximately $9.7, $(4.1) and $(0.6), respectively, of foreign currency gain (loss).

(5)
Normalized non-acquired growth reflects year over year growth in treatment volume, adjusted to exclude acquisitions and other similar transactions, further adjusted to normalize for the number and mix of treatment days in a given quarter versus the prior year quarter.

(6)
The reported balance sheet amounts at March 31, 2020, December 31, 2019 and March 31, 2019, exclude approximately $68.8, $72.8 and $48.5, respectively, of debt discount and other deferred financing costs related to our senior secured credit facilities and senior notes in effect at that time. The reported balance sheet amounts exclude DMG debt which was classified as held for sale liabilities as of March 31, 2019.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)
Note 1: Calculation of the Leverage Ratio
Under our new senior secured credit facilities (the New Credit Agreement) dated August 12, 2019 and our prior senior secured credit facilities (the Prior Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, not to exceed certain limits under the New Credit Agreement, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its new Term Loan A and new revolving line of credit under the New Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratios were calculated using "Consolidated EBITDA" and "Consolidated net debt" as defined in the credit agreement that was in effect at the end of each period. The calculation below is based on the last twelve months of “Consolidated EBITDA”, as of the end of the reported period and pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of "Consolidated EBITDA" is useful to users to enhance their understanding of the Company’s leverage ratio under its credit agreement in effect at that time. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

	Rolling twelve months ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net income(1)	$816,191	$706,832	$129,997
Income taxes	314,442	279,628	350,689
Interest expense	354,995	397,934	462,877
Depreciation and amortization	621,302	615,151	596,764
Impairment charges	83,855	124,892	103,018
Noncontrolling interests and equity investment income, net	222,118	223,175	173,609
Stock-settled stock-based compensation	72,918	63,404	75,489
Debt prepayment, refinancing and redemption charges	36,350	33,402	—
Gain on changes in ownership interest, net	—	—	(85,699)
Valuation adjustment	—	—	316,840
Other	(10,216)	(12,025)	22,712
“Consolidated EBITDA”	$2,511,955	$2,432,393	$2,146,296

	March 31, 2020	December 31, 2019	March 31, 2019
Total debt, excluding debt discount and other deferred financing costs(2)	$8,657,211	$8,181,074	$10,548,104
Letters of credit issued	57,705	72,759	79,099
	8,714,916	8,253,833	10,627,203
Less: Cash and cash equivalents including short-term investments(3)	(750,000)	(750,000)	(710,603)
Consolidated net debt	$7,964,916	$7,503,833	$9,916,600
Last twelve months “Consolidated EBITDA”	$2,511,955	$2,432,393	$2,146,296
Leverage ratio	3.17x	3.08x	4.62x
Maximum leverage ratio permitted under New and Prior Credit Agreement	5.00x	5.00x	5.00x

(1)
The reported net income for March 31, 2020 and December 31, 2019 is our reported net income from continuing operations attributable to DaVita Inc. as the New Credit Agreement requires divestitures to be reflected on a proforma basis, as such DMG is excluded from our leverage ratio calculation. The reported net income for March 31, 2019 is our reported net income attributable to DaVita Inc.

(2)
The reported total debt amounts at March 31, 2020, December 31, 2019 and March 31, 2019, exclude $68,757, $72,840 and $48,495, respectively, of debt discount and other deferred financing costs related to our senior secured credit facilities and senior notes in effect at that time.

(3)
Excluding DMG’s-physician owned entities' cash for the twelve months ended March 31, 2019 and amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented. The Company's New Credit Agreement limits the amount deducted for cash and cash equivalents to the lesser of all unrestricted cash and cash equivalents of the Company or $750,000.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, debt prepayment charges and gains and charges associated with settlements; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, management uses adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures also are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. Furthermore, we believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities.
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, under our new definition, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and all capital expenditures (including development capital expenditures, routine maintenance and information technology); plus contributions from noncontrolling interests and sale leaseback proceeds. Management uses this measure to assess our ability to fund acquisitions and meet our debt service obligations and we believe this measure is equally useful to investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands, except for per share data)

Note 2:	Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	March 31, 2020		December 31, 2019		March 31, 2019
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$229,613	$1.81	$242,242	$1.86	$120,254	$0.72
Operating charges:
Goodwill impairment charges	—	—	—	—	41,037	0.25
Debt refinancing charges	2,948	0.02	—	—	—	—
Related income tax	(736)	(0.01)	—	—	(8,865)	(0.05)
Adjusted net income from continuing operations attributable to DaVita Inc.	$231,825	$1.83	$242,242	$1.86	$152,426	$0.91
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.
Note 3:    Adjusted operating income

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
Consolidated:
Operating income	$465,376	$462,588	$340,507
Operating charges:
Goodwill impairment charges	—	—	41,037
Adjusted operating income	$465,376	$462,588	$381,544

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
Consolidated:
U.S. dialysis:
Segment operating income	$491,607	$508,146	$416,981
Other - Ancillary services:
U.S.
Segment operating loss	(19,369)	(20,878)	(14,918)
International
Segment operating income (loss)	16,723	2,109	(42,712)
Goodwill impairment charges	—	—	41,037
Adjusted operating income (loss)	16,723	2,109	(1,675)
Adjusted Other - Ancillary services operating loss	(2,646)	(18,770)	(16,593)
Corporate administrative support expenses	(23,585)	(26,788)	(18,844)
Adjusted operating income	$465,376	$462,588	$381,544
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 4:    Effective income tax rates on income from continuing operations attributable to DaVita Inc.

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
Income from continuing operations before income taxes	$369,475	$382,023	$215,928
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(48,372)	(58,118)	(39,008)
Income from continuing operations before income taxes attributable to DaVita Inc.	$321,103	$323,905	$176,920

Income tax expense for continuing operations	$91,560	$81,690	$56,746
Less: Income tax attributable to noncontrolling interests	(70)	(27)	(80)
Income tax expense from continuing operations attributable to DaVita Inc.	$91,490	$81,663	$56,666

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	28.5%	25.2%	32.0%
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
Income from continuing operations before income taxes	$369,475	$382,023	$215,928
Operating charges:
Goodwill impairment charges	—	—	41,037
Debt refinancing charges	2,948	—	—
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(48,372)	(58,118)	(39,008)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$324,051	$323,905	$217,957
Income tax expense	$91,560	$81,690	$56,746
Add income tax related to:
Operating charges:
Goodwill impairment charges	—	—	8,865
Debt refinancing charges	736	—	—
Less income tax related to:
Noncontrolling interests	(70)	(27)	(80)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$92,226	$81,663	$65,531
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	28.5%	25.2%	30.1%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 5:    Free cash flow from continuing operations

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net cash provided by continuing operating activities	$360,381	$677,901	$73,064
Less: Distributions to noncontrolling interests	(58,131)	(75,953)	(44,230)
Plus: Contributions to noncontrolling interests	9,387	13,222	18,947
Cash provided by continuing operating activities attributable to DaVita Inc.	311,637	615,170	47,781
Less: Expenditures for routine maintenance and information technology	(81,614)	(130,243)	(80,390)
Less: Expenditures for development	(73,328)	(89,120)	(98,736)
Plus: Proceeds from sale of self-developed properties	27,203	19,365	12,444
Free cash flow from continuing operations	$183,898	$415,172	$(118,901)

	Rolling twelve months ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net cash provided by continuing operating activities	$2,260,038	$1,972,721	$1,347,729
Less: Distributions to noncontrolling interests	(247,024)	(233,123)	(195,204)
Plus: Contributions to noncontrolling interests	47,757	57,317	59,249
Cash provided by continuing operating activities attributable to DaVita Inc.	2,060,771	1,796,915	1,211,774
Less: Expenditures for routine maintenance and information technology	(356,668)	(355,444)	(396,160)
Less: Expenditures for development	(347,228)	(372,636)	(483,487)
Plus: Proceeds from sale of self-developed properties	72,576	57,817	39,588
Free cash flow from continuing operations	$1,429,451	$1,126,652	$371,715
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.